UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2007

TIVO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27141	77-0463167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2160 Gold Street, Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On May 7, 2007, Mark W. Perry, a member of our Board of Directors, informed us that he would be willing to serve on our Board for one additional year. Accordingly, the Board did not nominate Mr. Perry, currently a Class II director with a term ending at our 2007 Annual Meeting of Stockholders to be held in August, for re-election at the 2007 Annual Meeting of Stockholders. However, since our Board desires Mr. Perry’s service as a director for the one additional year he is willing to serve, our Board determined on May 10, 2007 to reclassify Mr. Perry as a Class III director with a term expiring at our 2008 Annual Meeting of Stockholders. In connection with Mr. Perry’s reclassification as a Class III director, the Board reclassified Jeffrey Hinson, who was initially appointed to our Board in January 2007 as a Class III director, as a Class II Director. As such, our Board has nominated Mr. Hinson to stand for re-election at the 2007 Annual Meeting of Stockholders. Mr. Perry will serve the remaining one year term of the Class III directorship previously held by Mr. Hinson. Mr. Perry has informed the Board that he does not presently intend to stand for re-election at the 2008 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 11, 2007	By:	/s/ Steve Sordello
Steven Sordello
SVP & Chief Financial Officer
(Principal Accounting Officer)